                            LIMITED POWER OF ATTORNEY
       For Filings under Section 16 of the Securities Exchange Act of 1934
                           (Hyatt Hotels Corporation)

        The undersigned hereby constitutes and appoints Mark S. Hoplamazian,
President and Chief Executive Officer of Hyatt Hotels Corporation (the
"Company"), Harmit J. Singh, Chief Financial Officer of the Company, and Susan
T. Smith, General Counsel of the Company, each in their respective capacities as such, and each of their respective successors in such offices, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution in the premises, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

        (1)     execute for and on behalf of the undersigned, in the
                undersigned's capacity as an officer and/or director of Company,
                Forms 3, 4 and 5 in accordance with Section 16(a) of the
                Securities Exchange Act of 1934, as amended (the "Exchange
                Act"), and the rules thereunder;

        (2)     do and perform any and all acts for and on behalf of the
                undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any
                stock exchange or similar authority; and

        (3)     take any other action solely in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of
                benefit to, in the best interest of, or legally required by or on behalf of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's
                discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        This Power of Attorney recites the text provided in Section 5-1513 of the General Obligations Law of the State of New York in the form attached hereto as Annex 1 (the "Cautionary Language"). For the avoidance of doubt, the undersigned understands and agrees, and affirms that it is her intent, that if any provision contained in the Cautionary Language shall be inconsistent with any provision contained in this Power of Attorney, the provision contained in this Power of Attorney shall prevail to the fullest extent permitted by law.
Nothing in this Power of Attorney shall be construed as an admission or acknowledgment of the undersigned that this Power of Attorney is subject to the requirements of Section 5-1501B of the General Obligations Law of the State of
New York.

Dated: October 30, 2009

                                        /s/ Susan D. Kronick
                                        ----------------------------------------
                                        Susan D. Kronick
STATE OF NEW YORK)
                    ss.:
COUNTY OF NEW YORK)

      On the 30th day of October, 2009 before me personally came to me known and known to me to be the individual described in, and who executed the foregoing instrument, and such individual acknowledged to me that she executed the same.

                                        /s/ Valerie J. Ciani
                                        ----------------------------------------
                                                Notary Public

                                        My term expires: 8/30/10

Dated: November 3, 2009
                                        ACKNOWLEDGMENT OF APPOINTMENT
                                        OF ATTORNEYS-IN-FACT

                                     By:/s/ Mark S. Hoplamazian
                                        ----------------------------------------
                                        Name: Mark S. Hoplamazian
                                        Title: Attorney-in-Fact

                                     By:/s/ Harmit J. Singh
                                        ----------------------------------------
                                        Name: Harmit J. Singh
                                        Title: Attorney-in-Fact

                                     By:/s/ Susan T. Smith
                                        ----------------------------------------
                                        Name: Susan T. Smith
                                        Title: Attorney-in-Fact

STATE OF Illinois  )
              ss.:
COUNTY OF Cook     )

        On the 3rd day of November, 2009 before me personally came to me known and known to me to be the individual described in, and who executed the foregoing instrument, and such individual acknowledged to me that he or she executed the same.

                                        /s/ Debbie Bruce
                                        ----------------------------------------
                                                Notary Public

                                        My term expires: 9-20-2011
                                                        ------------------------
                                                                         ANNEX 1

                               CAUTIONARY LANGUAGE

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") powers to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar powers.
When your agent exercises these powers, he or she must act according to any instructions you have provided, or, where there are no specific instructions, in your best interest. "Important Information for the Agent" near the end of this document describes your agent's responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this. The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This
law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this power of attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the power of attorney is terminated or revoked.

You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2) avoid conflicts that would impair your ability to act in the principal's best interest;

(3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record of all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as
    "agent" in the following manner: (Principal's Name) by (Your Signature) as
    Agent.

You may not use the principal's assets to benefit yourself or give gifts to yourself or anyone else unless there is a Statutory Major Gifts Rider attached to this Power of Attorney that specifically gives you that authority. If you have that authority, you must act according to any instructions of the principal, or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York's General
Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.